UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

GT Biopharma, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
Phone: (800) 304-9888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

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Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2019, GT Biopharma, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), pursuant to which the Company sold its rights, titles and interests, including associated patents, to the pharmaceutical product designated by the Company as GTB-004 (the “Product”). Under the Agreement, the Product was purchased by DAS Therapeutics, Inc. who the Company believes is well positioned to take over the clinical development of the Product including obtaining timely approval by the FDA.

The Company received $200,000 at closing. The Company will also participate in the future commercial value of the Product by receiving $6,000,000 upon the achievement of certain sales objectives. In addition, the Company will receive a royalty equal to 1.5% of U.S. sales until such time as the last of the patents associated with the Product expires.

The Product has to do with the treatment of myasthenia gravis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Press Release

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: September 24, 2019	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer